SCHEDULE 14A
                               (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No.           )
Filed by the Registrant   [X]
Filed by a party other than the Registrant   [ ]
Check the appropriate box:
[ ]   Preliminary proxy statement     [ ]   Confidential, For Use of the
                                            Commission Only (as permitted
[X]   Definitive proxy statement            by Rule 14a-6(e)(2))
[ ]   Definitive additional materials
[ ]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            Micrel, Incorporated
             (Name of Registrant as Specified in Its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

_______________________________________________________________________

(2)   Aggregate number of securities to which transaction applies:

_______________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_______________________________________________________________________

(4)   Proposed maximum aggregate value of transaction.

_______________________________________________________________________

(5)   Total fee paid:

_______________________________________________________________________
      [ ]  Fee paid previously with preliminary materials:

_______________________________________________________________________
      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:

_______________________________________________________________________

(2)   Form, Schedule or Registration Statement No.:

_______________________________________________________________________

(3)   Filing Party:

_______________________________________________________________________

(4)   Date Filed:

_______________________________________________________________________

                                {MICREL LOGO}
                            MICREL, INCORPORATED
                             1849 Fortune Drive
                        San Jose, California 95131
                   Notice of Annual Meeting of Shareholders
                          To Be Held May 27, 1999

To the Shareholders of Micrel, Incorporated:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Micrel, Incorporated, a California corporation (the "Company"), will be held at the Company's offices located at 1931 Fortune Drive, San Jose, California 95131 on May 27, 1999 at 12:00 p.m. local time, for the following purposes:

     1. ELECTION OF DIRECTORS. To elect five directors of the Company to serve until the 2000 Annual Meeting or until their successors are duly elected and qualified;

     2.    RATIFICATION AND APPROVAL OF AN AMENDMENT TO THE COMPANY'S
           1994 STOCK OPTION PLAN. To ratify and approve an amendment to the Company's 1994 Stock Option Plan to increase the number of shares reserved for issuance thereunder from 4,964,668 shares to 6,964,668 shares.

     3. SELECTION OF INDEPENDENT AUDITORS. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1999; and

     4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement which is attached hereto and made a part hereof. The Annual Meeting will be open to shareholders of record, proxy holders, and others by invitation only. Beneficial owners of shares held by a broker or nominee must present proof of such ownership to attend the meeting.

     The Board of Directors has fixed the close of business on April 6, 1999 as the record date for determining the shareholders entitled to notice of and to vote at the 1999 Annual Meeting and any adjournment or postponement thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.
                             By Order of the Board of Directors,



                            /s/  Raymond D. Zinn
                            Raymond D. Zinn
                            President, Chief Executive Officer and
                            Chairman of the Board of Directors

San Jose, California
April 27, 1999

                           {MICREL LOGO}
                        MICREL, INCORPORATED
                         1849 Fortune Drive
                      San Jose, California 95131
                          _______________

                           PROXY STATEMENT
                           _______________

                    Annual Meeting of Shareholders
                             May 27, 1999

     The enclosed proxy is solicited on behalf of the Board of Directors of Micrel, Incorporated, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 12:00 p.m. local time, at the Company's offices at 1931 Fortune Drive, San Jose, California 95131, on May 27, 1999, and at any adjournment or postponement thereof. Only holders of the Company's
Common Stock of record on April 6, 1999 will be entitled to vote. Holders of Common Stock are entitled to one vote for each share held. There is no cumulative voting. At the close of business on the record date, there were approximately 20,192,290 shares of the Company's Common Stock outstanding.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections. The Inspector of Elections will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is required under California law for approval of proposals presented to shareholders. In general, California law also provides that a quorum consists of a majority of the shares entitled to vote, represented either in person or by proxy. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of directors, FOR approval of the other proposals in the enclosed proxy statement and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the particular item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will be considered present and entitled to vote for purposes of determining a quorum but not as voting for purposes of determining the approval of any matter submitted to the shareholders for a vote. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

     Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to its exercise. A proxy may be revoked by filing an instrument revoking it, or a duly executed proxy bearing a later date, with the Secretary of the Company prior to the meeting, or by attending the Annual Meeting and electing to vote in person.

     This Proxy Statement and the accompanying proxy were first sent by mail to shareholders on or about April 27, 1999. The costs of this solicitation are being borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited personally or by telephone, facsimile or telegram by certain of the Company's directors, officers and regular employees, without additional compensation.

                               PROPOSAL NO. 1
                            ELECTION OF DIRECTORS

     As set by the Board of Directors in accordance with the Bylaws of the Company, the authorized number of directors to be elected is five. Directors will hold office from the time of their election until the next Annual Meeting or until their successors are duly elected and qualified. The nominees receiving the highest number of affirmative votes will be elected as directors. Only votes cast for a nominee will be counted in determining whether that nominee has been elected as director. Shareholders may withhold authority to vote for the entire slate as nominated or, by writing the name of an individual nominee in the space provided on the proxy card, withhold the authority to vote for any individual nominee. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law.

     The following five persons have been nominated by the Board of Directors for election to the Board: Raymond D. Zinn, Warren H. Muller, Larry L. Hansen, George Kelly and Dale L. Peterson. All of the nominees are incumbent directors. If any of the nominees should decline or be unable to act as a director, the shares may be voted for such substitute nominees as the persons appointed by proxy may in their discretion determine.

     The experience and background of each of the nominees are set forth below.

     Raymond D. Zinn, age 61, is a co-founder of the Company and has been its President, Chief Executive Officer and Chairman of its Board of Directors since the Company's inception in 1978. Prior to co-founding the Company, Mr.Zinn held various management and manufacturing executive positions in the semiconductor industry at Electromask TRE, Electronic Arrays, Inc., Teledyne, Inc., Fairchild Semiconductor Corporation and Nortek, Inc. He holds a B.S. in Industrial Management from Brigham Young University and a M.S. in Business Administration from San Jose State University.

     Warren H. Muller, age 60, is a co-founder of the Company and has served as a member of the Company's Board of Directors and as its Vice President of Test Operations since the Company's inception in 1978. He was previously employed in various positions in semiconductor processing and testing at Electronic Arrays, Inc. and General Instruments Corporation. Mr. Muller holds a B.S.E.E. from Clarkson College.

     Larry L. Hansen, age 70, joined the Company's Board of Directors in June 1994. From October 1988 to January 1991, Mr. Hansen served as Executive Vice President of Tylan General, Inc. From February 1964 to September 1988, Mr. Hansen was employed by Varian Associates, where he last served as Executive Vice President. From 1975 to 1979, Mr.Hansen served as Chairman of the U.S. Department of Commerce Technical Advisory Committee on Semiconductor Manufacturing Equipment. Mr. Hansen serves on the Board of Directors of Signal Technology Corp. and Electro Scientific Industries, Inc.

     George Kelly, age 64, joined the Company's Board of Directors in June 1994. He is a retired partner of Deloitte & Touche LLP, where he worked for thirty years until his retirement in June 1989. He is also serves on the Board of Directors of Ion Systems, Inc., a private company.

     Dale L. Peterson, age 63, joined the Company's Board of Directors in June 1994. He is retired from Signal Technology Corp., where he served in the capacities of President, Chief Executive Officer and Chairman of the Board of Directors during his employment which commenced in 1989.
                     THE BOARD OF DIRECTORS RECOMMENDS
              A VOTE FOR THE ELECTION OF EACH NAMED NOMINEE

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of March 15, 1999, by (i)each shareholder known to the Company to own beneficially more than 5% of the Company's Common Stock, (ii)each of the Company's directors and nominees, (iii)the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") and (iv)all executive officers and directors of the Company as a group.

     5% SHAREHOLDERS, DIRECTORS, NOMINEES AND NAMED EXECUTIVE OFFICERS

                                                Number of Shares
                                              Beneficially Owned (1)
                                       ---------------------------------

5% Shareholders, Directors, Nominees
------------------------------------
    and Named Executive Officers         Number                Percent (2)
    ----------------------------       ----------              -----------
Raymond D. Zinn (3).............        3,041,200                 15.0%
Warren H. Muller (4)............        2,922,200                 14.5%
Capital Research & Management
   Company and SMALLCAP World
   Fund, Inc.
     333 South Hope Street,
     55th Floor
     Los Angeles, CA  90071(5)..        1,305,000                  6.5%
Putnam Investments, Inc.
     One Post Office Square
     Boston, MA  02109(6).......        1,213,950                  6.0%
Robert J. Barker(7).............          130,000                  *
Dale L. Peterson(8).............           27,500                  *
Robert Whelton(9)...............           40,000                  *
Larry L. Hansen(10).............           27,500                  *
George Kelly(11)................           27,500                  *
George Anderl...................              ---                  *
All executive officers and
  directors as a group
  (9 persons)(12)...............        6,215,900                 30.4%
----------------------
*Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 15, 1999 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the tables have sole voting and investment power with respect to the shares set forth opposite such person's name.
(2) Percentage beneficially owned is based on 20,188,170 shares outstanding as of March 15, 1999.
(3) Includes 28,000 shares subject to stock options exercisable within 60 days of March 15, 1999.
(4) Includes 12,000 shares subject to stock options exercisable within 60 days of March 15, 1999.
(5)  Based on a Schedule 13G dated February 8, 1999, SMALLCAP
     World Fund, Inc. has sole voting power with respect to 1,285,000 shares of the Company's Common Stock and Capital Research & Management Company has sole dispositive power with respect to 1,305,000 shares of the Company's Common Stock as of December 31, 1998.
(6)  Based on a Schedule 13G dated January 26, 1999 Putnam Investments, Inc.
     has shared voting power and shared dispositive power with respect to 1,213,950 shares of the Company's Common Stock as of December 31, 1998.
(7) Includes 130,000 shares subject to stock options exercisable within 60 days of March 15, 1999.
(8) Includes 25,500 shares subject to stock options exercisable within 60 days of March 15, 1999.
(9) Includes 40,000 shares subject to stock options exercisable within 60 days of March 15, 1999.
(10) Includes 17,500 shares subject to stock options exercisable within 60 days of March 15, 1999.
(11) Represents 4,500 shares held of record by the Kelly Family Trust of which Mr. Kelly is a trustee. Includes 23,000 shares subject to stock options exercisable within 60 days of March 15, 1999.

                                    - 3 -

(12) Includes 276,000 shares subject to stock options exercisable within 60 days of March 15, 1999.

Relationships Among Directors or Executive Officers

     There are no family relationships among any of the directors or executive officers of the Company.

Committees and Meetings of the Board of Directors

     The Board of Directors held four regularly scheduled or special meetings during the fiscal year ended December 31, 1998 (the "Fiscal Year"). Each current member of the Board of Directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the Committees on which he served during the Fiscal Year. The Company has standing Audit and Compensation Committees of the Board of Directors. The Board of Directors does not have a nominating committee or committee performing the functions of a nominating committee.

     Audit Committee. The Audit Committee, consisting of Messrs. Kelly and Hansen, reviews with the Company's independent auditors and management the scope and results of the annual audit, the scope of other services provided by the Company's independent auditors, proposed changes in the Company's financial and accounting standards and principles, and the Company's policies and procedures with respect to its internal accounting, auditing and financial controls and makes recommendations to the Board of Directors on the engagement of the independent auditors, as well as other matters which may come before it or as directed by the Board of Directors. The Audit Committee met four times during the Fiscal Year.

     Compensation Committee. The Compensation Committee consists of Messrs. Kelly and Peterson. The Compensation Committee makes recommendations to the Board of Directors regarding all forms of compensation to executive officers and all bonus and stock compensation to employees, administers the Company's stock option plans and performs such other duties as may from time to time be determined by the Board of Directors. The Compensation Committee met two times during the Fiscal Year.

Employment Agreements

     None of the Named Executive Officers has an employment agreement with the Company.

Compensation of Directors

     Non-employee directors of the Company received $1,000 in compensation for each Board of Directors meeting attended and $1,000 for each Committee meeting not held in conjunction with a Board meeting.

     The Company's 1994 Stock Option Plan (the "1994 Option Plan") provides for annual automatic grants of nonqualified stock options to continuing non-employee directors. On the date of each annual shareholders' meeting, each individual who is at the time continuing to serve as a non-employee director will automatically be granted an option to purchase 5,000 shares of the Company's Common Stock. All options automatically granted to non-employee directors will have an exercise price equal to 100% of the fair market value on the date of grant and become exercisable over time. On May 21,1998, Messrs. Kelly, Hansen and Peterson received an automatic stock option grant under the Company's 1994 Option Plan for 5,000 shares each of the Company's Common Stock at an exercise price of $35.625 per share.

Compensation Committee Report on Executive Compensation

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph which follows shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities and Exchange Act of 1934, as amended.

     Compensation Philosophy. The Committee believes that the primary goal of the Company's compensation program should be related to creating shareholder value. The Committee seeks to offer the Company's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. The executive compensation program is designed to attract and retain executive talent that contributes to the Company's long-term success, to reward the achievement of the Company's short-term and long-term strategic goals, to link executive officer compensation and shareholder interests through equity-based plans, and to recognize and reward individual contributions to Company performance.

     The compensation of the Company's executive officers consists of three principal components: salary, bonus and long-term incentive compensation.

     Salary. Salaries for the Company's executive officers are determined primarily on the basis of the executive officer's responsibility, general salary practices of peer companies and the officer's individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by the Committee in accordance with certain criteria which include (i)individual performance, (ii)the functions performed by the executive officer, (iii)the scope of the executive officer's on-going duties, (iv)general changes in the compensation peer group in which the Company competes for executive talent and (v)the Company's financial performance, generally. The weight given such factors by the Committee may vary from individual to individual.

     Bonus. In order to increase incentives for outstanding performance, a portion of each executive officer's compensation is paid in the form of contingent cash bonuses. The bonus amounts for executive officers are dependent in part on the Company's net income performance, as well as individualized criteria such as achievement of specified goals for the department or divisions for which the executive officer has responsibility and satisfactory completion of special projects supervised by the executive officer.

     Long-Term Incentive Awards. Stock options serve to further align the interests of management and the Company's shareholders by providing executive officers with an opportunity to benefit from the stock price appreciation that can be expected to accompany improved financial performance. Options also enhance the Company's ability to attract and retain executives. The number of option shares granted and other option terms, such as vesting, are determined by the Committee, based on recommendations of management in light of, among other factors, each executive officer's level of responsibility, prior performance and other compensation. However, the Company does not provide any quantitative method for weighing these factors, and a decision to grant an award is primarily based upon an evaluation of the past as well as the future anticipated performance and responsibilities of the individual in question.

     Chief Executive Officer Compensation. The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Raymond D. Zinn's base salary for fiscal 1998 was $280,772. Mr. Zinn's base salary for 1998 was established, in part, by comparing the base salaries of chief executive officers at other companies of similar size and geographic location using published compensation sources. Mr. Zinn's compensation is also based on his position and responsibilities, his past and expected contribution to the Company's future success and on the financial performance of the Company.

     Policy Regarding Deductibility of Compensation. The Company is required to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal
Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to the executive officers of a publicly-held corporation, which is not performance-based compensation is limited to no more than $1 million per year per officer. It is not expected that the compensation to be paid to the Company's executive officers for fiscal 1999 will exceed the $1 million limit per officer.
Under Treasury regulations, any compensation realized by an executive officer with respect to stock options granted under the Company's 1989
Stock Option Plan prior to the date of this

Annual Meeting is expected to qualify as performance-based compensation not subject to the $1 million limitation. Option grants under the 1994 Stock Option Plan are intended to qualify as performance-based compensation not subject to the $1 million limitation.

                    COMPENSATION COMMITTEE

                    Dale Peterson, Chairman
                    George Kelly

            EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth the annual compensation earned during the years ended December 31, 1998, 1997 and 1996 by the Company's Chief Executive Officer and each of the Named Executive Officers:

                            Summary Compensation Table

                                 Annual            Long-Term
                              Compensation        Compensation
                      --------------------------  ------------
                                                  Securities    All Other
Name and                      Salary     Bonus    Underlying  Compensation
Principal Position    Year      ($)      ($)(1)   Options(#)     ($)(2)
------------------    ----   --------   --------  ----------  ------------
Raymond D. Zinn,....  1998   $280,772   $300,000       --        $ 8,972
   President, Chief   1997    268,406    300,000       --         18,072
   Executive Officer  1996    215,792    100,000     70,000       39,310
   and Chairman of
   the Board

George Anderl,......  1998    220,262(3)  53,000       --          1,665
  Vice President,     1997    161,687    129,800       --          1,670
  Sales and           1996     83,654     10,000    200,000          913
  Marketing

Robert Whelton,(4)..  1998    200,154    125,000       --          1,665
  Executive           1997         --       --         --             --
  Vice President,
  Operations

Warren H. Muller,...  1998    187,461    100,000       --          7,665
  Vice President      1997    185,163    100,000       --          7,729
  and Secretary       1996    168,580     23,000     30,000        7,665

Robert J. Barker,...  1998    155,726    125,000     45,000        1,043
  Vice President,     1997    155,179    103,000       --          1,010
  Finance and Chief   1996    141,277     23,000       --            913
  Financial Officer

(1) All bonuses for a particular year reflect amounts earned in that year whether or not paid in that or the following year.
(2) Represents premiums paid on term life insurance and in 1998, automobile allowances of $6,375 for Mr. Zinn and $6,000 for Mr. Muller.
(3)  Includes commissions of $57,467.
(4) Mr. Whelton joined in Company in December, 1997. He commenced receiving salary effective January 1, 1998.


              Option Grants In Last Fiscal Year

     The following table provides certain information with respect to the grant of stock options under the Company's 1994 Option Plan to each of the Named Executive Officers during the fiscal year ended December 31, 1998.


                      Number of                                           Potential Realizable
                     Securities      % of Total                             Value at Assumed
                     Underlying      Options to    Exercise               Annual Rate of Stock
                      Options       Employees in   Price Per  Expiration   Price Appreciation
Name                 Granted(1)    Fiscal Year(2)  Share (3)     Date      for Option Term(5)
----------------    ------------   -------------- ----------  ----------  --------------------
                                                                              5%         10%
                                                                          --------- ----------
Raymond D. Zinn...        --             --        $   --           --    $     --  $      --
George Anderl.....        --             --            --           --          --         --
Robert Whelton....        --             --            --           --          --         --
Warren H. Muller..        --             --            --           --          --         --
Robert J. Barker..     45,000           3.1%         30.00     09/04/08     849,008  2,151,552
------------------
(1)  Each of these options vests over five years at a rate of 20% of the shares subject to the option per year and has a ten-year term.
(2)  Based on a total of 1,431,600 options granted to employees of the Company in 1998, including the Named Executive Officers.
(3)  The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the date the options were granted.
(4)  The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options.
     Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock, overall stock market conditions, and the timing of option exercises, if any.  There can be no assurance that amounts reflected in this table will be achieved.

            Aggregated Option Exercises in Last Fiscal Year and Fiscal
                                 Year-End Values

     The following table sets forth for each of the Named Executive Officers certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of December 31, 1998. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of December 31, 1998.



                                                                 Number of Securities                Value of
                                                                Underlying Unexercised             Unexercised
                                                                     Options at               In-the-Money Options at
                                                                 December 31, 1998(#)         December 31, 1998($)(2)
                                                              ---------------------------   --------------------------
                                    Shares
                                   Acquired         Value
          Name                  on Exercise(#) Realized($)(1)  Exercisable  Unexercisable    Exercisable Unexercisable
          -------            -----------------  ------------- ------------ ---------------  ------------ -------------
Raymond D. Zinn....                   --              --           28,000        42,000       $1,328,180    $1,992,270
George Anderl......                  40,000      $1,258,131         --          120,000          --          5,775,000
Robert Whelton.....                   --              --           40,000       160,000        1,200,000     4,800,000
Warren H. Muller...                   --              --           12,000        18,00           569,220       853,830
Robert J. Barker...                   --              --           80,000       125,000        4,300,000     5,425,000

                                    - 7 -

---------------------

(1) Calculated by determining the difference between the fair market value of the securities underlying the option on the date of exercise and the exercise price of the Named Executive Officers' respective options.
(2) Calculated by determining the difference between the fair market value of the securities underlying the option at December 31, 1998 ($55.00 per share)
     and the exercise price of the Named Executive Officers' respective options.


Stock Performance Graph

     The following graph compares the percentage change in the cumulative total shareholder return on the Company's Common Stock from the date of the Company's initial public offering (December 9, 1994) through the end of the Company's last fiscal year (December 31, 1998), with the percentage change in the cumulative total return for The Nasdaq Stock Market (U.S. Companies) and the Hambrecht & Quist Technology Index. The comparison assumes an investment of $100 on December 9, 1994 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

              {PERFORMANCE GRAPH FOR THE PERIOD DECEMBER 9, 1994
                    THROUGH DECEMBER 31, 1998 APPEARS HERE}

     The following table sets forth the data points used in preparing the Performance Graph:


                                    H&Q Technology   Nasdaq Stock
        Dates         Micrel, Inc.      Index        Market - U.S.
      ---------       ------------  --------------   -------------
      12/09/94          100.00          100.00          100.00
      12/31/94          161.11          106.35          104.56
      01/31/95          173.61          104.79          105.14
      02/28/95          197.22          113.88          110.70
      03/31/95          194.44          119.09          113.98
      04/30/95          197.22          128.01          117.57
      05/31/95          234.72          132.60          120.61
      06/30/95          255.56          148.56          130.38
      07/31/95          261.11          162.12          139.97
      08/31/95          311.11          163.98          142.80
      09/30/95          311.11          167.90          146.09
      10/31/95          252.78          170.25          145.25
      11/30/95          183.33          168.16          148.66
      12/31/95          216.67          159.02          147.87
      01/31/96          208.33          161.37          148.60
      02/29/96          168.06          169.45          154.25
      03/31/96          158.33          162.08          154.76
      04/30/96          188.89          184.48          167.60
      05/31/96          183.33          187.26          175.30
      06/30/96          186.11          173.62          167.40
      07/31/96          191.67          155.78          152.49
      08/31/96          202.78          165.21          161.03
      09/30/96          263.89          184.31          173.35
      10/31/96          227.78          181.67          171.43
      11/30/96          279.17          203.09          182.03
      12/31/96          351.39          197.64          181.87
      01/31/97          423.61          218.80          194.79
      02/28/97          377.78          200.93          184.03
      03/31/97          322.22          188.38          172.01
      04/30/97          486.11          195.35          177.39
      05/31/97          588.89          224.75          197.50
      06/30/97          566.67          226.74          203.54
      07/31/97          729.17          263.22          225.03
      08/31/97          794.44          263.97          224.68
      09/30/97          940.27          274.80          237.97
      10/31/97          797.22          245.44          225.60
      11/30/97          769.44          242.88          226.72
      12/31/97          622.22          231.71          223.18
      01/31/98          672.22          246.56          229.81
      02/28/98          815.27          275.89          251.39
      03/31/98          843.04          280.55          260.68
      04/30/98          872.22          291.47          265.10
      05/31/98          695.14          270.21          250.55
      06/30/98          722.22          287.22          268.23
      07/31/98          666.67          283.60          265.39
      08/31/98          645.83          223.04          213.36
      09/30/98          588.89          255.32          242.83
      10/31/98          730.56          276.85          252.75
      11/30/98          901.39          309.76          277.65
      12/31/98        1,222.22          360.40          313.18


                           PROPOSAL NO. 2
               RATIFICATION AND APPROVAL OF AN AMENDMENT
                TO THE COMPANY'S 1994 STOCK OPTION PLAN

General

     The Company's shareholders are being asked to act upon a proposal to ratify the action of the Board of Directors amending the Company's 1994 Option Plan. Under the 1994 Option Plan, approval of the amendment requires the affirmative vote of a majority of shares of the Company's Common Stock entitled to vote and voting in person or by proxy at the Annual Meeting.

     The Board of Directors of the Company approved an amendment to the 1994 Option Plan in February, 1999, subject to shareholder approval, to increase the number of shares reserved for issuance under the 1994 Option Plan from 4,964,668 shares to 6,964,668 shares. The Board of Directors believes that it is in the Company's best interests to increase the number of shares reserved for issuance under the 1994 Option Plan so that the Company may continue to provide ongoing incentives to the Company's employees, directors and consultants.

     A general description of the principal terms of the 1994 Option Plan is set forth below, but such description is qualified in its entirety by the terms of the 1994 Option Plan, as proposed to be amended, a copy of which is available to any shareholder upon request.



        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
               PROPOSED AMENDMENT TO THE 1994 OPTION PLAN


General Description of the 1994 Stock Option Plan

     The principal purpose of the 1994 Option Plan is to advance the interests of the Company by giving the Company's employees and others who perform substantial services on behalf of the Company incentive through ownership of the Company's Common Stock to continue in the service of the Company and thereby to help the Company compete effectively with other enterprises for the services of qualified individuals. The 1994 Option Plan was adopted by the Board of Directors of the Company and approved by the shareholders in December 1993. As of March 15, 1999, options to purchase 3,067,550 shares of Common Stock were outstanding and 731,518 shares remained available for future grants under the 1994 Option Plan. The maximum term of an option granted under the 1994 Option Plan is ten years, except that for an optionee who is a 10% Shareholder (defined below) or in certain circumstances an Outside Director at the time of the grant. Options granted are subject to adjustment in the event of a stock split, reverse stock split, stock dividend, combination or reclassification in the Common Stock of the Company, except that no right to purchase fractional shares shall result from any such adjustments.

     The 1994 Option Plan authorizes the Board of Directors (the "Board"), in its sole discretion, to select the employees, consultants and Outside Directors to whom options may from time to time be granted under the 1994 Option Plan. Options granted under the 1994 Option Plan may be either incentive stock options ("ISOs") qualified under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options which are not described in the Code ("Nonstatutory Options").

     Administration of the 1994 Option Plan. The 1994 Option Plan is administered by a committee of the Board (the "Committee") to whom the Board has delegated certain powers. The Committee has the sole authority, in its absolute discretion, to determine to whom, and the time or times at which, options will be granted and the terms and conditions of each of the option agreements; to interpret the 1994 Option Plan; and to adopt rules and regulations for implementing the 1994 Option Plan. All decisions, determinations and interpretations of the 1994 Option Plan by the Committee are final and binding upon all parties.

     Eligibility. Any employee, including officers and directors who are employees (an "Employee"), of the Company or any present or future parent or subsidiary corporation of the Company (an "Affiliate" as defined in Sections 424(e) and (f) of the Code) is eligible to receive ISOs under the 1994 Option Plan. Nonstatutory Options may be granted under the 1994 Option Plan to Employees, any person who is engaged by the Company or an Affiliate to render services and is compensated for such services, but who is not an Employee (a "Consultant") and any director who is not an Employee (an "Outside Director"), whether compensated for such services or not.

     Automatic Grants to Outside Directors. Each Outside Director who is elected at each annual meeting of the Company's shareholders
(including any individual who may have already received one or more automatic option grants) is automatically granted a Nonstatutory Option to purchase 5,000 shares on the date of such annual meeting.

     Terms of Options Granted Under the 1994 Option Plan. Each option granted under the 1994 Option Plan is evidenced by a written stock option agreement between the Company and the optionee, which contains the provisions that the 1994 Option Plan requires and may contain additional provisions that do not conflict with the 1994 Option Plan. Notwithstanding the designations in such written agreements, however, to the extent that the aggregate fair market value (determined at the time of grant) of the Common Stock with respect to an option designated as an ISO exercisable for the first time by an optionee during any calendar year (under all plans of the Company or its Affiliates) exceeds $100,000, such excess options will be treated as Nonstatutory Options.

     Options granted pursuant to the 1994 Option Plan are subject to the following terms and conditions:

     Exercise of Options. Options granted under the 1994 Option Plan are exercisable at such times and under such conditions as are determined by the Committee. Notwithstanding the foregoing, all options granted under the 1994 Option Plan become exercisable at a rate of 20% per year, commencing on the first anniversary of the date of grant. In the case of automatic option grants to Outside Directors, the options become exercisable over time.

     ISOs and Nonstatutory Options. The 1994 Option Plan provides that the per share purchase price for all ISOs and Nonstatutory Options granted under the 1994 Option Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant. The fair market value of the Common Stock is determined by the closing sales price of a share of the Common Stock (or the closing bid price if no sales were reportable), as quoted on the Nasdaq Stock Market for the last market trading day before the time of determination. However, the per share purchase price for an ISO granted to a person possessing more than ten percent (10%) of the combined voting power of the Company or its Affiliates (a "10% Shareholder") may not be less than 110% of the fair market value of the Common Stock on the date of grant.

     Termination of a Participant's Employment or Service. If an optionee's employment or service relationship with the Company, as the case may be, is terminated for any reason other than death or disability, the optionee may exercise the option within thirty days after the date of such termination or the date the option expires pursuant to the option agreement, whichever occurs first, but only to the extent the option was exercisable on the date of termination.

     Death or Disability of a Participant. In the event of the death of an optionee, options previously granted thereto under the 1994 Option
Plan may be exercised by the optionee's estate or by any person who acquired the right to exercise the option by bequest or inheritance at any time within one year after the optionee's death or the date the option expires pursuant to the option agreement, whichever occurs first, but only to the extent the option was exercisable on the date of the optionee's death. If an optionee's employment, advising or consulting relationship with the Company is terminated as a result of his or her disability within the meaning of Section 22(e)(3) of the Code, the optionee may exercise options granted under the 1994 Option Plan at any time within one year (or, in the case of a disability that is not within the meaning of Section 22(e)(3) of the Code, six months) after cessation of employment or the date the option expires pursuant to the option agreement, whichever occurs first, but only to the extent the option was exercisable on the date of the optionee's cessation of employment.

     Expiration of Options. Unless otherwise provided for by the Board in the grant of an option, the 1994 Option Plan provides that all options granted under the 1994 Option Plan shall be exercisable only so long as the optionee has the same relationship with the Company as Employee, Consultant or Outside Director as the optionee had when the option was granted, but not longer than ten years (except for grants to 10% Shareholders and in certain circumstances, grants to Outside Directors).

     Nontransferability of Options.   Options granted under the 1994
Option Plan may not be transferred or assigned in any manner other than by will or by the laws of descent and distribution, and may be exercised only during the optionee's lifetime, except for exercises after the death of an optionee as provided above.

     Company Reorganizations. The 1994 Option Plan provides that, in the event of a proposal to sell all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, all outstanding options shall terminate unless assumed or an equivalent option or right is substituted by the successor corporation or a parent or subsidiary of such successor corporation. Five days prior to the occurrence of such an event, exercisable options may be exercised. If an exercisable option is not exercised within five days before such event, the Company may cancel the option by paying the optionee an amount equal to the fair market value of the consideration that the optionee would receive in exchange for the shares underlying the option, less the exercise price of the option.

     Limit on Option Grants. The maximum number of shares for which any optionee may be granted options in any calendar year is 300,000 shares.

     Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1994 Option Plan as may be determined by the Committee.

     Amendment and Termination of the 1994 Option Plan. Unless terminated earlier at the discretion of the Board, the 1994 Option Plan will terminate upon the earlier of (i)September 12, 2004 or (ii)the date on which all shares available for issuance under the 1994 Option Plan have been issued. Any option outstanding at the time of termination of the 1994 Option Plan will remain in force in accordance with its terms and conditions and those of the 1994 Option Plan. Any unpurchased shares that are subject to an option that terminates for any reason other than exercise will, unless the 1994 Option Plan has been terminated, become available for future grants under the 1994 Option Plan. The Committee may amend the terms of any outstanding option granted under this 1994 Option Plan, but any amendment which would adversely affect an optionee's rights under an outstanding option shall not be made without the optionee's consent. The Board may from time to time suspend, amend or terminate the 1994 Option Plan; provided that, the Board shall in no event amend the 1994 Option Plan, without the approval of the shareholders, to (i)increase the total number of shares of Common Stock that may be issued under by the 1994 Option Plan,
(ii)change the description of persons eligible to participant in the 1994 Option Plan, or (iii)change the minimum exercise price.

Amended Plan Benefits

     As of the date of this Proxy Statement, no non-employee directors and no associates of any director, executive officer or nominee for director has been granted any options subject to shareholder approval of the proposed amendment. The benefits to be received pursuant to the amendment of the 1994 Option Plan by the Company's directors, non-employee directors, executive officers and employees are not determinable at this time.

Certain Federal Income Tax Information

     The following summary of the federal income tax consequences to the optionee and the Company of the grant of options and the purchase and sale of shares acquired upon exercise of options does not purport to be complete. The summary does not address other taxes that may affect an individual such as state and local income taxes, federal and state estate, inheritance and gift taxes and foreign taxes. The summary also does not address special tax considerations that may apply if an optionee uses stock, notes or consideration other than cash to exercise options granted under the 1994 Option Plan. Furthermore, the tax consequences of options are complex and subject to change, and a taxpayer's personal situation may be such that some variation of the described rules applies.

     The grant of a Nonstatutory Option under the 1994 Option Plan will not result in any federal income tax consequences to the optionee or to the Company. Upon exercise of a Nonstatutory Option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. Subject to the requirement of reasonableness and satisfaction of any withholding obligation, the Company is entitled to an income tax deduction in the amount of the income recognized by the optionee. Any gain or loss on the optionee's subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on whether the shares are held for more or not more than one year, respectively, following exercise. The Company does not receive a tax deduction for any such gain. The maximum marginal federal tax rate at which ordinary income is taxed to individuals is currently 39.6% and the maximum federal tax rate at which long-term capital gains are taxed for most types of property is 20%.

     The grant of an ISO under the 1994 Option Plan will not result in any federal income tax consequences to the optionee or to the Company. An optionee recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the shares. If the optionee does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised and shares were purchased, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

     If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i)the difference between the amount realized on the disposition and the exercise price, or (ii)the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long- or short-term capital gain, depending on the holding period. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee (subject to the requirement of reasonableness and perhaps in the future, the satisfaction of a withholding obligation).

     The "spread" under an ISO-- i.e., the difference between the fair market value of the shares at exercise and the exercise price-- is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

     Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible to the Company only to the extent that it does not exceed $1 million. However, the Company can preserve the deductibility of certain compensation in excess of $1 million if it complies with conditions imposed by Section 162(m) of the Code, including the establishment of a maximum number of shares which may be granted to any one employee during a specified time period. The Company has established the maximum number of shares with respect to which options can be granted.

     Payment of Withholding Taxes. The Company may withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the Option 1994 Option Plan.

                              PROPOSAL NO. 3
                    RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP ("Deloitte & Touche") as the Company's independent auditors for the fiscal year ending December 31, 1999. Deloitte & Touche has been the Company's independent auditors since 1980. In the event that ratification of this selection of auditors is not approved by a majority of the shares of the Company's Common Stock voting at the Annual Meeting in person or by proxy, management will reconsider its future selection of auditors.

     A representative of Deloitte & Touche is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. Moreover, he or she will be available to respond to appropriate questions from the shareholders.

     Unless marked to the contrary, proxies received will be voted "FOR" the ratification of the appointment of Deloitte & Touche as the independent auditors for the Company for the fiscal year ending December 31, 1999.


                      THE BOARD OF DIRECTORS RECOMMENDS
       A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE
                    AS THE COMPANY'S INDEPENDENT AUDITORS


                              OTHER MATTERS

Annual Report and Financial Statements

     The 1998 Annual Report of the Company, which includes its audited financial statements for the fiscal year ended December 31, 1998, has accompanied or preceded this Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance

     Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's Common Stock ("Reporting Persons") are required to report, to the Securities and Exchange Commission and to the Nasdaq Stock Market, their initial ownership of the Company's stock and any subsequent changes in that ownership. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file these reports on a timely basis.

     Based solely on its review of the copies of such reports received by it or written representations from certain Reporting Persons that no Forms 3, 4 or 5 were required, the Company believes that during fiscal 1998, all Reporting Persons complied with all applicable filing requirements.

Shareholder Proposals

     Requirements for Shareholder Proposals to be Brought Before an
Annual Meeting. For shareholder proposals to be considered properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice therefor in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company, not earlier than January 31, 2000 nor later than March 2, 2000. A shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

     Requirements for Shareholder Proposals to be Considered for Inclusion in the Company's Proxy Materials. Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934 and intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received by the Company not later than December 17,1999 in order to be considered for inclusion in the Company's proxy materials for that meeting.

Other Business

     The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

     It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to fill in, sign and promptly return the accompanying proxy card in the enclosed envelope.


                                     By Order of the Board of Directors,



                                     /s/ Raymond D. Zinn
                                     Raymond D. Zinn
                                     President, Chief Executive Officer and
                                     Chairman of the Board of Directors


April 27, 1999
San Jose, California

                                                                   PROXY

                              MICREL, INCORPORATED
                               1849 FORTUNE DRIVE
                               SAN JOSE, CA 95131

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING ON MAY 27, 1999

     Raymond D. Zinn and Robert J. Barker, or any one of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Micrel, Incorporated (the "Company"), to be held on Thursday, May 27, 1999, and any adjournment or postponement thereof.

     Election of Five directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate). Nominees: Raymond D. Zinn, Warren H. Muller, Larry L. Hansen, George Kelly and Dale L. Peterson.



                 (Continued, and to be signed on the other side)



                             FOLD AND DETACH HERE



                                  [MICREL LOGO]
                           Annual Shareholder Meeting


                             Thursday, May 27, 1999
                                    12:00 p.m.

                               1931 Fortune Drive
                               San Jose, CA 95131


                               IMPORTANT Reminder

Whether or not you plan to attend this meeting, your vote is important to us. We urge you to complete, detach and mail the proxy card as soon as possible in the enclosed envelope.

We look forward to seeing you at the meeting. On behalf of the management and directors of Micrel, Incorporated, we want to thank you for your support.






                                              Please Mark
                                              your votes as [X]
                                              indicated in
                                              this example

The Board of Directors recommends a vote FOR the election of Directors and FOR proposal 2 and 3.

Shares represented by this proxy       2.Ratification      FOR  AGAINST  ABSTAIN
will be voted as directed by the         and Approval      [  ]   [  ]     [  ]
shareholder.  If no such directions      of Amendment
are indicated, the Proxies will          to the Company's
have authority to vote FOR the           1994 Stock Option
election of all directors, and           Plan.  To ratify and
FOR items 2 and 3.                       Approve an amendment
                                         to the Company's 1994
                                         Stock Option Plan to
                                         increase the number of
                                         shares reserved for
                                         issuance thereunder from
                                         4,964,668 to 6,964,668.

1.Election of Directors                3.To ratify the     FOR  AGAINST  ABSTAIN
 (see reverse)                           appointment of    [  ]   [  ]     [  ]
                   FOR  WITHHOLD         Deloitte &
                   [  ]   [  ]           Touche LLP as the
                                         Company's independent
                                         auditors for the
                                         fiscal year
                                         ending December
                                         31, 1999.

FOR, except vote withheld              4.In their discretion, the Proxies are
 from the following nominee(s)           authorized to vote upon such
                                         other business as may properly come
                                         before the Annual Meeting.
_______________________________

_______________________________        MARK HERE FOR ADDRESS
                                       CHANGE AND NOTE AT RIGHT       [  ]

                                       PLEASE MARK, SIGN, DATE AND RETURN
                                       THIS PROXY CARD PROMPTLY USING THE
                                       ENCLOSED REPLY ENVELOPE.




Signature ________________________________      Date_______________,1999

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



                             FOLD AND DETACH HERE


Travel Directions
to Micrel
(for meeting appointments)

From San Francisco Int'l Airport
or San Francisco via US 101:

  Take US 101 south (towards San
  Jose); exit Montague Expwy.;
  right at Trade Zone Blvd.; immedi-
  ate right at Ringwood Ave., left on
  Fortune Dr.

From San Jose Int'l Airport:                      (MAP TO MICREL OFFICE
                                                   AREA DISPLAYED HERE)
  Take Airport Parkway (becomes
  Brokaw Rd. then Murphy Rd.); left
  on Ringwood Ave.; right on
  Fortune Dr.

From San Francisco via I-280

  Take I-280 South (toward San
  Jose); exit I-880 north (toward
  Oakland); exit Montague Expwy.
  east; right at Trade Zone Blvd.;
  immediate right at Ringwood
  Ave., left on Fortune Dr.

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